Exhibit 10

                         MINERAL RIGHTS OPTION AGREEMENT


     THIS AGREEMENT dated for reference June 3, 2005.

BETWEEN:

          , an individual under the laws of the Mexico and having an office at;

                  Jorge Alberto Almarez ("Mr. Almarez")
                  157 Calle Federico
                  Rosarito, BC Mexico

                                                               OF THE FIRST PART

AND:

          , a body corporate, duly incorporated under the laws of the state of Nevada and having an office at ;

         Placer Del Mar, Ltd. ("PLACER")
         3707 Fifth Ave. 35 San Diego, CA 92103-4221

                                                              OF THE SECOND PART

W H E R E A S :

A. [Mr. Almarez] is the registered and beneficial owner of those mineral property concession interests located in , known as the claims/property~, which are more particularly described in Schedule "A" which is attached hereto and which forms a material part hereof (collectively, the "PROPERTY");

B. [Mr. Almarez] has agreed to grant to [Placer] the right, privilege and option to explore the Property together with the right, privilege and option to purchase the Property upon terms and conditions hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1. DEFINITIONS

     For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a) "AGREEMENT" means this Mineral Property Option Agreement as entered into between [Mr. Almarez] and [Placer] herein, together with any Schedules attached hereto;
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(b)  "AREA OF INFLUENCE" has the meaning as set forth in paragraph 5.2 herein;

(c) "COMMERCIAL PRODUCTION" means the operation of the Property or any portion thereof as a producing mine and the production of mineral products there from (excluding bulk sampling or pilot plant operations, if any) for a period of 30 consecutive days at not less than 60% of the plant's initial rated capacity;

(d)  "CONCESSIONS" means all mineral concessions located on the Property;

(e)  "DELIVERY" has the meaning as set forth in paragraph 6 herein;

(f) "EFFECTIVE DATE" means five days following the date of final written approval to the terms and conditions of this Agreement and any amendment thereto;

(g)  "ESCROW HOLDER" has the meaning as set forth in paragraph 15 herein;

(i) "EXPENDITURES" means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Operator and [Placer] up to and including the date of commencement of Commercial Production in connection with the exploration and development of the Property, the acquisition of Other Tenements, and the equipping of the Property for Commercial Production, including, without limiting the generality of the foregoing, monies expended in maintaining the Property in good standing by doing and filing assessment work, in doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing, in acquiring facilities, in paying the fees, wages, salaries, travelling expenses, and fringe benefits (whether or not required by law) of all persons engaged in work in respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such men, and in supervision and management of all work done with respect to and for the benefit of the Property, plus an amount not to exceed 15% of such Operating Costs and Expenditures as compensation for overhead and other similar expenses which [Placer] will incur but cannot be specifically allocated; and sufficient initial working capital to finance the first three months of production as in the opinion of [Placer] is required for the Operation of the Property as a Mine;

(j) "EXPLORATION AND DEVELOPMENT" means, INTER ALIA, all direct and indirect Property preparation, analysis (and activities incident thereto), administration and filing work and Expenditures conducted and incurred by the Operator and [Placer], at their instruction, or on their behalf, or by assignment to another party, for the purpose of determining the existence of Product on the Property;

(k)  "FEASIBILITY STUDY" has the meaning as set forth in paragraph 5 herein;

(l)  "INTEREST" has the meaning as set forth in paragraph 5.2 herein;

(m) "MINERAL PRODUCTS" means all ores, gravel, sand, metals, gems and minerals mined or extracted from the Property or any portion thereof and any concentrates produced there from;
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(n)  "MINING FACILITIES" means all mines and plants, including without limitation, all pits, shafts, haulage ways, and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, on or outside the Property and relating to the Operation of the Property as a Mine;

(o) "NET SMELTER RETURNS" means the net amount shown due by the smelter or other place of sale from the sale of Mineral Products, as indicated by its returns or settlement sheets, after payment of (1) all freight charges from the shipping point to the smelter or other place of sale, (2) all other proper treatment or other charges at such smelter or other place of sale, and (3) provincial or federal royalties due and payable on production, if any;

(p) "OPERATING COSTS" means, for any period, all costs, expenses, obligations, liabilities and charges of whatsoever kind and nature incurred or chargeable, directly or indirectly by [Placer], after commencement of Commercial Production in connection with the Operation of the Property as a Mine during the period, which costs, expenses, obligations, liabilities and charges shall include, without limiting the generality of the foregoing, the following:

(i)  all costs of or related to the Operation of the Property as a Mine;

(ii) all costs of or related to the processing and marketing of Mineral Products including, without limitation, transportation, storage, commissions and discounts;

(iii) all costs of acquiring Other Tenements and maintaining in good standing or renewing from time to time the Property including the payment of all royalties and taxes of any nature whatsoever in connection therewith;

(iv) all costs of or related to providing and/or operating employee facilities, including housing;

(v) all duties, charges, levies, royalties, taxes and other payments of any kind whatsoever imposed upon or in connection with Operating the Property as a Mine by any government or municipality or department or agency thereof;

(vi) all actual costs of [Placer] for providing technical, management and/or supervisory services (the intent being that [Placer] will neither realize a profit nor suffer a loss as a result of its management activity);

(vii) all costs of consulting, legal, accounting, insurance and other services;

(viii) all interest expenditures incurred after commencement of Commercial Production;

(ix) all costs of construction, equipment, mine development, after commencement of Commercial Production;
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(x)  all costs for pollution control, reclamation or any other similar costs incurred or to be incurred by [Placer];

(xi) a charge for [Placer]'s Expenditures and Postproduction Capital Expenses;
     and

(xii) any costs or expenses incurred or to be incurred relating to the termination of the Operation of the Property as a Mine;

except where specific provision is made otherwise, all Operating Costs shall be determined in accordance with generally accepted accounting principles consistently applied;

(q) "OPERATING THE PROPERTY AS A MINE/OPERATION OF THE PROPERTY AS A MINE" means the extraction or production or minerals or metals from the Property, the milling, smelting, refining, beneficiating, and other processing of such minerals and metals and the marketing of Mineral Products;

(r) "OPERATOR" means that person, company or companies acting as such pursuant to this Agreement as described in paragraphs 12 through 14 hereof;

(s) "OPTION" means the Option to earn a one hundred percent (100%) undivided interest in and to the Property as provided for in paragraph 4 herein;

(t) "OTHER TENEMENTS" means all surface rights of and to any lands within or outside the Property including surface rights held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof) acquired by or on behalf of [Placer] with respect to the Property;

(u) "PARTY" or "PARTIES" means [Mr. Almarez] and/or [Placer] and their respective successors and permitted assigns;

(v) "POSTPRODUCTION CAPITAL EXPENSES" means all such costs expended or incurred by [Placer] after commencement of Commercial Production in connection with a major improvement, expansion, modernization or replacement of the Mining Facilities;

(w) "PROGRAMS" means plans, including budgets, for every kind of work done or in respect of the Property by or under the direction of or on behalf of or for the benefit of a Party, and, without limiting the generality of the foregoing, includes the Exploration and Development work, assessment work, geophysical, geochemical, and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring Mineral Products, surveying and bringing any mineral claims to lease or patent, reporting, and all other work usually considered to be prospecting, exploration, development and mining work;

(x) "PROPERTY" means the mineral property concession interests and real property interest described in Schedule "A" which is attached hereto and which forms a material part hereof, and the interest of [Mr. Almarez]
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     thereto, and any other claim or property interests of [Mr. Almarez]
     incorporated into the Property by the terms of this Agreement;

(y) "PROPERTY RIGHTS" means all mineral licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the Parties either before or after the date of this Agreement and necessary for the exploration and development of the Property;

(z)  "TRANSFER DOCUMENTS" has the meaning as set forth in paragraph 15 herein.

2. [Mr. Almarez]'S REPRESENTATIONS

2.1 [Mr. Almarez] represents and warrants to [Placer] that:

(a) [Mr. Almarez] is the registered and beneficial owner of each of the mineral interests comprising the Property and holds the sole right to explore and develop the Property;

(b) [Mr. Almarez], as registered and beneficial owner of the Property, holds all of the Concessions free and clear of all liens, charges and claims of others, and [Mr. Almarez] has free and unimpeded right of access to the Property and has use of the Property surface for the herein purposes;

(c) The Concessions have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of [Mexico] and are in good standing in [Mexico] as of the Effective Date of this Agreement;

(d) There are no adverse claims or challenges against or to [Mr. Almarez]'s ownership of or title to any of the Concessions nor to the knowledge of the [Mr. Almarez] is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof;

(e) [Mr. Almarez] has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which [Mr. Almarez] is a party or by which it is bound or to which it is subject; and

(g) No proceedings are pending for, and [Mr. Almarez] is unaware of any basis for, the institution of any proceedings which could lead to the placing of [Mr. Almarez] in bankruptcy, or in any position similar to bankruptcy.

2.2 The representations and warranties of [Mr. Almarez] set out in paragraph 2.1 above form a part of this Agreement and are conditions upon which [Placer] has relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by [Placer].

2.3 [Mr. Almarez] will indemnify and save [Placer] harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.
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2.4 [Mr. Almarez] acknowledges and agrees that [Placer] has entered into this
Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to [Placer] shall limit or extinguish the right to indemnity hereunder, and, in addition to any other remedies it may pursue, [Placer] may deduct the amount of any such loss or damage from any amounts payable by it to [Mr. Almarez] hereunder.

3. [PLACER]'S REPRESENTATIONS

[Placer] warrants and represents to [Mr. Almarez] that it is a body corporate, duly incorporated under the laws of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

4. GRANT OF OPTION

[Mr. Almarez] hereby gives and grants to [Placer] the sole and exclusive right and option to acquire a l00% undivided right, title and interest in and to the Property (the "OPTION"), subject to a 10% Net Smelter Returns royalty reserved in favor of [Mr. Almarez], by performing the acts and deeds and paying the sums provided for in paragraph 5.

5. CONSIDERATION FOR THE GRANT OF OPTION

5.1 In order to keep the right and Option granted to [Placer] in respect of the Property in good standing and in force and effect, [Placer] shall be obligated to:

     (a)  CASH PAYMENTS

          Pay to [Mr. Almarez] as follows:

          (i) $2000 upon execution of this Agreement;

     (e)  PROPERTY PAYMENTS AND ASSESSMENT WORK

          Pay, or cause to be paid, to [Mr. Almarez], or on [Mr. Almarez]'s behalf as [Placer] may determine, all Property payments and assessment work required to keep the Concessions and this Option in good standing during the term of this Agreement.

5.2 AREA OF INFLUENCE. For the purpose of this Agreement, the area covered by the Property shall include an area of influence surrounding the outer perimeter of the Property to a maximum of kilometres (the "AREA OF INFLUENCE") and all mineral concessions, interests or rights acquired (collectively, the "INTERESTS"), directly or indirectly, within the Area of Influence before or after the date of signing of this Agreement by [Mr. Almarez] during the currency of this Agreement shall become part of this Agreement.
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6. CONDITIONS PRECEDENT

It is mutually understood and agreed by and between the parties hereto that the terms of this Agreement will be subject to an Effective Date being determined on or before, failing which, this Agreement shall be null and void unless this condition precedent is waived by [Placer] by delivering written notice of the waiver to [Mr. Almarez] before (the "DELIVERY"), in which case, the Effective Date of the Agreement is 10 calendar days after Delivery.

7. RIGHT TO ABANDON PROPERTY INTERESTS

Should [Placer], in its sole discretion, determine that any part of the Concessions no longer warrant further Exploration and Development, then [Placer] may abandon such interests without affecting its rights or obligations under the Agreement, so long as [Placer] provides [Mr. Almarez] with 30 days notice of its intention to do so. Upon receipt of such notice, [Mr. Almarez] may request that [Placer] retransfer title to such interests to [Mr. Almarez], and [Placer] hereby agrees to do so, and upon expiry of the 30 days, or upon the earlier transfer thereof, such interests shall cease to be part of the Property.

8. TERMINATION OF OPTION

8.1 The Option shall terminate upon 30 calendar days' written notice being first provided by [Mr. Almarez] to [Placer] if [Placer] fails to make the required share issuances and cash payments, and fails to complete the minimum cumulative expenditures and assessment work in accordance with paragraph 5.1 within the time periods specified therein.

8.2 If [Placer] shall be in default of any requirement set forth in paragraph
5.1 herein, [Mr. Almarez] shall give written notice to [Placer] specifying the default and [Placer] shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by [Mr. Almarez], [Placer] has failed to take reasonable steps to cure the default by the appropriate performance.

8.3 If the Option is terminated in accordance with paragraphs 7.1 and 7.2 herein, [Placer] shall have no interest in or to the Property, and all Share issuances, Expenditures and payments made, or caused to be made, or incurred by [Placer] to or on behalf of [Mr. Almarez] under this Agreement shall be non-refundable by [Mr. Almarez] to [Placer] for which [Placer] shall have no recourse.

9. ACQUISITION OF INTERESTS IN THE PROPERTY

At such time as [Placer] has made all of the required share issuances, minimum cumulative Expenditures and currency and other payments in accordance with paragraph 5 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by [Placer], and [Placer] shall have thereby, without any further act, acquired an undivided 100% interest in and to the Property.
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10. RIGHT OF ENTRY

For so long as the Option continues in full force and effect, [Placer], its employees, agents and independent contractors shall have the sole and exclusive right and option to:

(a)  enter upon the Property;

(b)  have exclusive and quiet possession of the Property;

(c)  incur Expenditures;

(d) bring upon and erect upon the Property such mining facilities as [Placer] may consider advisable and operate the property as a mine; and

(e)  remove from the Property and sell or otherwise dispose of mineral products.

11. NET SMELTER RETURNS ROYALTY

11.1 On the date [Placer] commences Commercial Production on the Property, [Mr. Almarez] shall be entitled to receive and [Placer] shall pay to [Mr. Almarez] 10% of Net Smelter Returns annually.

11.2 If, as and when [Pacer] has paid [Mr. Almarez] $1,000,000 from the Net Smelter Returns in a twelve month period, all obligations to pay further Net Smelter Returns royalties to [Mr. Almarez] shall cease and be at an end for that period.

11.3 [Placer] may, at any time, purchase of [Mr. Almarez]'s net smelter returns royalty for a one-time payment of $ 5,000,000.

11.4 [Placer] shall be under no obligation whatsoever to place the Property into Commercial Production and in the event it is placed into Commercial Production, [Placer] shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

11.5 Net Smelter Returns and the payments payable to [Mr. Almarez] hereunder shall be adjusted and paid quarterly, and within 90 days after the end of each fiscal year during which the Property was in Commercial Production, the records relating to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall be delivered to [Mr. Almarez] who shall have 60 days after receipt of such statements to question in writing their accuracy and failing such question, the statements shall be deemed correct.

11.6 For the purposes of paragraph 11.5, [Mr. Almarez] or its representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of [Placer] as are relevant to the determination of Net Smelter Returns, and, at the expense of [Mr. Almarez], to make copies thereof.
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12. OPERATOR

After the execution of this Agreement, [Placer], or at [Placer]'s option, its respective associate or nominee will act as the Operator of the Property under this Agreement. [Placer], if Operator, may resign as the Operator at any time by giving 30 calendar days prior written notice to [Mr. Almarez], and within such 30 day period, [Placer] may appoint another party who covenants to act as the Operator of the Property upon such terms as [Placer] sees fit.

13. POWER AND AUTHORITY OF THE OPERATOR

After the execution of this Agreement, the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Property and to determine the manner of operation of the Property as a mine including, and without limiting the generality of the foregoing, the right, power and authority to:

(a) Regulate access to the Property subject only to the right of the parties hereto to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense; and

(b) Employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with an associated company except on terms which are commercially competitive.

14. DUTIES AND OBLIGATIONS OF THE OPERATOR

After the execution of this Agreement the Operator shall have such duties and obligations as the parties hereto may from time to time determine including, without limiting the generality of the foregoing, the following duties and obligations:

(a)  To implement Programs;

(b) To manage, direct and control all exploration, development and producing operations in and under the Property, in a prudent and workman-like manner, and in compliance with all applicable laws, rules, orders and regulations;

(c) To prepare and deliver to the Parties during periods of active field work monthly progress reports of the work in progress and comprehensive annual reports on or before March 31 of every year covering the activities hereunder and the results obtained during the calendar year ending on December 31 immediately preceding;

(d) Subject to the terms and conditions of this Agreement, to keep the Property in good standing free of liens, charges and encumbrances of every character arising from operations, (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator), and to proceed with all diligence to contest or discharge any lien that is filed;
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(e)  To maintain true and correct books, accounts and records of operations hereunder;

(f) To permit the Parties, at their own expense, to inspect, take abstracts from or audit any or all of the records and accounts during normal business hours;

(g) To obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance;

(h) To permit the Parties or their representatives so appointed, at their own expense and risk, access to the Property and all data derived from carrying out work thereon;

(i) To arrange for and maintain worker's compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements;

(j) To perform its duties and obligations in a manner consistent with good exploration and mining practices;

(k) To transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third Parties and any other matter or thing undertaken on behalf of the Parties in the Operator's name.

15. REGISTRATION AND TRANSFER OF PROPERTY INTERESTS

15.1 RECORD AGREEMENT. Upon the request of [Placer], [Mr. Almarez] shall assist [Placer] to record this Agreement with the appropriate mining recorder and, when required, [Mr. Almarez] shall further provide [Placer] with such recordable documents as [Placer] and its counsel shall require to record its due interest in respect of the Property.

15.2 TRANSFER. As soon as conveniently possible after the execution of this Agreement, [Mr. Almarez] shall execute such transfer documents as [Placer] and its counsel may reasonably deem necessary to assign, transfer and assure to [Placer] good, safe holding and marketable title to an undivided one hundred percent (100%) interest in and to the Property, and as soon as conveniently possible after the execution of this Agreement, [Placer] shall execute such transfer or discharge documents as [Mr. Almarez] and its counsel may reasonably deem necessary to both discharge this Agreement with the appropriate mining recorder's office and assign and transfer back to [Mr. Almarez] good, safe holding and marketable title to an undivided one hundred percent (100%) interest in and to the Property (hereinafter collectively called the "TRANSFER DOCUMENTS" and shall deposit the same with an escrow agent chosen by [Placer] (hereinafter called the "ESCROW HOLDER"), together with a copy of this Agreement, there to be held in escrow upon the following terms:

(a) [Mr. Almarez] and [Placer] do hereby instruct the Escrow Holder to deliver to [Placer] the Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of either:

(i) Notification in writing from [Mr. Almarez] that such documents should be delivered to [Placer]; or
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(ii) (A) A statutory declaration sworn by an officer of [Placer] certifying that
     [Placer] is entitled to delivery of the Transfer Documents, together with proof that at least 30 calendar days' written notice was given to [Mr. Almarez] of [Placer]'s intention to request delivery thereof; and

     (B) Proof satisfactory to the Escrow Agent that the within Option has been duly exercised by [Placer] in accordance with the terms of this Agreement; or

(b) [Mr. Almarez] and [Placer] do hereby instruct the Escrow Holder to deliver to [Mr. Almarez] the Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of either:

(i) Notification in writing from [Placer] that such documents should be delivered to [Mr. Almarez]; or

(ii) A statutory declaration sworn by an officer of [Mr. Almarez] certifying that this Agreement has terminated pursuant to the provisions hereof, together with proof that at least thirty (30) calendar days written notice was given to [Placer] of [Mr. Almarez]'s intention to request delivery thereof; and

(c) [Mr. Almarez] and [Placer] jointly and severally agree to indemnify and save harmless the Escrow Holder from all claims, actions and damages arising out of its acting pursuant to the instructions herein contained; and

(d) [Placer] shall pay to the Escrow Holder all costs and expenses of the Escrow Holder for acting pursuant to the within instructions, and the Parties agree that the Escrow Holder shall not be considered as a party hereto where that expression is used herein.

16. POWER TO CHARGE

At any time prior to the exercise of the Option by [Placer], [Placer] may grant mortgages, charges or liens (each of which is herein called a "MORTGAGE") of and upon the respective interests of [Mr. Almarez] in and to the Property, upon any mill or other fixed assets located thereon and on any or all of the tangible personal property located on or used in connection with the Property, to secure only the financing of development of the Property; provided that, unless otherwise agreed to by [Mr. Almarez], it shall be a term of each mortgage that the mortgage or any person acquiring title to [Placer]'s interest in and to the Property, or to any mill or other fixed assets or tangible personal property located on or used in connection with the Property upon enforcement of the mortgage, shall hold the same subject to the rights of [Mr. Almarez] hereunder as if the mortgagee or any such person had executed this Agreement as party of the first part.

17. FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.
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18. FORCE MAJEURE

If [Placer] is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of [Placer], the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and [Placer], insofar as is possible, shall promptly give written notice to [Mr. Almarez] of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to [Mr. Almarez] as soon as such cause ceases to exist.

19. CONFIDENTIAL INFORMATION

No information furnished by [Placer] to [Mr. Almarez] hereunder in respect of the activities carried out on the Property by [Placer], or related to the sale of Mineral Products derived from the Property, shall be published by [Mr. Almarez] without the prior written consent of [Placer], but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities and corporation laws.

20. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

21. ADDITIONAL TERMINATION

In addition to any other termination provisions contained in this Agreement, [Placer] shall have the right to terminate this Agreement by giving 30 calendar days' notice of such termination to [Mr. Almarez], and in the event of such termination, this Agreement shall be of no further force or effect.

22. DEFAULT

Notwithstanding anything in this Agreement to the contrary, if [Placer] shall be in default of any requirement herein set forth, [Mr. Almarez] shall give written notice to [Placer] specifying the default and [Placer] shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by [Mr. Almarez], [Placer] has failed to take reasonable steps to cure the default by the appropriate performance, and if [Placer] fails to take reasonable steps to cure any such default, the [Mr. Almarez] shall be entitled to seek any remedy he may have on account of such default including termination of this Agreement.

23. NOTICE

23.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail in San Diego or Mexico, in the case of [Mr. Almarez] addressed as follows:

Mr. Jorge Alberto Almarez
157 Calle Federico
Rosarito, BC Mexico

and in the case of [Placer] addressed as follows:

Placer Del Mar, Ltd.
3707 Fifth Ave. 35 San Diego, CA 92103-4221

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, or sent by facsimile, on the second business day after the date of mailing or faxing thereof.

23.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

24. OPTION ONLY

Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating [Placer] to do any acts or make any payments hereunder and any act or acts or payments made hereunder shall not be construed as obligating [Placer] to do any further acts or make any further payments.

25. RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

26. FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

27. TIME OF ESSENCE

Time shall be of the essence of this Agreement.

28. TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

29. CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of.

30. NONSEVERABILITY

This Agreement shall be considered and construed as a single instrument and the failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall, subject to paragraphs and, constitute the basis for cancellation or termination.

31. APPLICABLE LAW

The situs of the Agreement is Nevada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Nevada. [Mr. Almarez] agrees to attorn to the jurisdiction of Nevada.

32. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

SIGNED, SEALED,
AND DELIVERED by
[Mr. Almarez]
in the presence of:


Signature /s/ Jorge Almarez            (Jorge Alberto Almarez)       Date 6/3/05
         ---------------------------                                     -------
157 Calle Federico #157 Rosarito,
BC Mexico

THE CORPORATE SEAL of
[PLACER]
was hereunto affixed in the presence of:



Signature /s/ Humberto Bravo             (Humberto Bravo)            Date 6/3/05
         ---------------------------                                     -------
Placer Del Mar, Ltd.
3707 Fifth Ave. 35 San Diego, CA
92103-4221